UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 1, 2006

Date of Report (Date of earliest event reported):

Commission File Number: 0-32593

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Wentworth Energy, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma                                                                                                     73-1599600

(State or other jurisdiction of                                                                    (I.R.S. Employer

 incorporation or organization)                                                                   Identification No.)

115 West 7th Street, Suite 1415, Fort Worth, Texas 76102

(Address of principal executive offices)

  (877) 329-8388

(Issuer's telephone number, including area code)

Item 3.02    Unregistered Sale of Equity Securities

    On the dates listed below, Wentworth Energy, Inc. ("Wentworth" or the "Company") issued the following:

Date	Description	Number	Proceeds	Consideration	Exemption
May 1, 2006	Common stock	122,333	$183,500	Conversion of debt pursuant to convertible note dated May 4, 2005	Reg. S
June 15, 2006	Common stock	684,615	$445,000	Conversion of debt pursuant to convertible debentures dated January 12, 2006	Sec. 4(2)
June 22, 2006	Common stock	125,000	$500,000	Cash	Reg. S
June 22, 2006	Warrants	125,000	Nil	Warrants attached to shares of common stock	Reg. S
June 28, 2006	Common stock	75,000	$18,750	Cash (Option Exercises)	Reg. S
June 28, 2006	Common stock	125,000	$236,250	Investor relations services provided by the Purchaser valued at $236,250	Sec. 4(2)
June 28, 2006	Common stock	30,000	$56,700	Investor relations services provided by the Purchaser valued at $56,700	Reg. S
June 28, 2006	Common stock	120,000	$90,000	Cash (Warrant Exercises)	Reg. S
June 28, 2006	Common stock	607,000	$607,000	Cash (Warrant Exercises)	Reg. S
June 28, 2006	Common stock	583,524	$583,524	Cash (Warrant Exercises)	Sec. 4(2)
June 28, 2006	Common stock	200,000	$378,000	Pursuant to a letter agreement for the formation of a joint venture dated February 20, 2006	Sec. 4(2)

    No commissions were paid for any of the above listed sales.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2006

WENTWORTH ENERGY, INC.

/s/ John Punzo

     John Punzo,

     President